Exhibit 5.1

John-Paul Motley

+1 213 561 3204

jpmotley@cooley.com

September 24, 2024

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

Ladies and Gentlemen:

We have represented Air Lease Corporation, a Delaware corporation (the “Company”), in connection with the offering by the Company of 300,000 shares (the “Shares”) of 6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D, par value $0.01 per share (“Series D Preferred Stock”), pursuant to an Underwriting Agreement, dated September 17, 2024, among the Company and Mizuho Securities USA LLC, BMO Capital Markets Corp., BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as the representatives of several underwriters listed on Schedule 1 thereto. The Shares constitute a series of preferred stock whose sale is registered on the Registration Statement on Form S-3 (File No. 333-279151) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 6, 2024 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and are being issued pursuant to (a) the Registration Statement, (b) the prospectus, dated May 6, 2024, included in the Registration Statement, and (c) the prospectus supplement relating to the Shares, dated September 17, 2024, and filed with the Commission pursuant to Rule 424(b) under the Securities Act ((b) and (c) together, the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s certificate of incorporation and bylaws, each as currently in effect, and such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued against payment therefor as provided in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we have no obligation or responsibility to update or

Cooley LLP 355 South Grand Avenue Suite 900 Los Angeles, CA 90071

t: (213) 561-3250  f: (310) 883-6500  cooley.com

Air Lease Corporation

September 24, 2024

Page Two

supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

COOLEY LLP

By:	/s/ John-Paul Motley
John-Paul Motley

Cooley LLP 355 South Grand Avenue Suite 900 Los Angeles, CA 90071

t: (213) 561-3250  f: (310) 883-6500  cooley.com